UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2007

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2007, the Board of Directors of Cortex Pharmaceuticals, Inc. (“Cortex”) approved an amendment to Cortex’s 2006 Stock Incentive Plan (the “2006 Plan”) to, among other things, increase the number of shares reserved for issuance thereunder by 2,500,000 shares, or from 1,863,799 shares to 4,363,799 shares, subject to stockholder approval. On May 9, 2007, at Cortex’s 2007 Annual Meeting of Stockholders, the stockholders approved the increase in the number of shares reserved for issuance under the 2006 Plan to 4,363,799 shares.

The foregoing description of Amendment No. 1 to the 2006 Plan does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the 2006 Plan, which is attached hereto as Exhibit 10.101 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	See the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.101	Amendment No. 1 to Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, dated as of May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: May 15, 2007	By:	/s/ Maria S. Messinger
Maria S. Messinger Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.101	Amendment No. 1 to Cortex Pharmaceuticals, Inc. 2006 Stock Incentive Plan, dated as of May 9, 2007.